Exhibit 99.1

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 1 of 9

Contact:	Media Contact:
Andrew W. Hobson	Stephanie Pillersdorf /Brooke Morganstein
Univision Communications Inc.	Sard Verbinnen & Co
201-287-4306	212-687-8080

UNIVISION ANNOUNCES 2008 FIRST QUARTER RESULTS

Net Revenue Increases 5.8%

Univision Network Ranks as #4 Network in the Country in First Quarter Among Adults3 18-34

Univision Radio Ranked #1 Among Adults 25-54 in 4 Major Markets Including Los Angeles

NEW YORK, NY - May 15, 2008 – Univision Communications Inc., the leading Spanish-language media company in the United States, today announced financial results for the first quarter ended March 31, 2008. For the first quarter, net revenue increased 5.8% to $458.8 million in 2008 from $433.7 million in 2007. Adjusted operating income before depreciation and amortization1 increased 2.8% to $150.9 million in 2008 from $146.8 million in 2007. The company’s music recording and publishing business2 as well as certain non-core assets have been reported as discontinued operations for all periods presented and are not included in the above results.

Joe Uva, Chief Executive Officer, said, “I am pleased that Univision achieved another period of positive results with both our Television and Radio businesses substantially outperforming the broadcast industry. The Univision Network attracted more young adults than CBS to rank as the #4 network for the entire quarter among young adults, Univision Radio continues to deliver exceptional audience share growth and improvement in rank in key markets, and Univision Online forged important partnerships with CNET, the NFL and Verizon Wireless to leverage and build on its unmatched popularity among U.S. Hispanics.”

Uva continued, “Looking to the 2008-2009 Upfront, we feel confident in our competitive position. We are excited to bring the new ROI tool developed with Nielsen to the market, which will provide marketers with valuable television viewing data fused with purchase information to help accurately target consumers, maximize their advertising spending and grow their businesses.”

Andrew W. Hobson, Chief Financial Officer, said, “Our Television and Radio businesses continued to grow in the first quarter with our revenue growth significantly outperforming the overall broadcast industry.”

[1]

Operating income before depreciation and amortization is presented on an adjusted basis consistent with the definitions in our bank credit agreement and is hereafter referred to as “OIBDA”. See page 6 for a reconciliation of non-GAAP (Generally Accepted Accounting Principles) terms and adjusted measures to the most directly comparable GAAP financial measure.

[2]	On February 27, 2008 Univision entered into a definitive agreement to sell its music recording and publishing businesses which closed on May 5, 2008.
[3]	Adults include both Hispanic and non-Hispanic adults unless otherwise indicated.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 2 of 9

The following tables set forth the Company’s unaudited financial performance for the three months ended March 31, 2008:

Unaudited In millions	Three Months Ended March 31,
	Net Revenues		OIBDA[4]
	2008	2007	2008	2007
Television	$365.2	$340.9	$129.6	$119.4
Radio	85.8	83.4	22.0	26.4
Internet	7.8	9.4	(0.7)	1.0

Consolidated	$458.8	$433.7	$150.9	$146.8

2007 amounts represent a predecessor basis of accounting.

TELEVISION HIGHLIGHTS

Univision Network

The following table sets forth the total primetime audience and ranking of the country’s leading broadcast and cable television networks for the first quarter 2008, as measured by Nielsen’s National Television Index (NTI):

Total U.S. Primetime Network Audience 1st Quarter 2008
Rank*	Network	Adult 18-34 Avg. Audience (000)	Adult 18-49 Avg. Audience (000)
1	FOX	3,232	7,161
2	ABC	1,336	3,308
3	NBC	1,284	3,339
4	UNIVISION	1,163	1,990
5	CBS	1,147	3,274
6	TBS	692	1,176
7	CW	639	1,153
8	USA	556	1,229
9	MTV	490	630
10	CMDY	475	707

Source: Nielsen Media Research, NTI, 12/31/07-03/30/08 Live+SD data.

Primetime defined as M-Sa 8-11p, Su 7-11p.

*	By Adults 18-34

The Univision Network out delivered CBS to rank as the #4 network in the country in primetime among Adults 18-34 in the first quarter, as measured by Nielsen’s NTI. In the first quarter, Univision delivered more viewers than either ABC, CBS, NBC or FOX on nine out of every 10 nights – or more than 90% of the time – in primetime among Adults 18-34. Among Adults 18-49, Univision ranked as the #5 network in the country in primetime and delivered more 18-49 year old viewers than either ABC, CBS, NBC or FOX on one out of every three nights in the first quarter. Univision maintained its strong results on Friday nights in the first quarter, ranking as the #1 network for the entire night on more than 75% of the Fridays in the quarter among Adults 18-34.

[4]

OIBDA is presented on an adjusted basis consistent with the definitions in our bank credit agreement. See page 6 for a reconciliation of non-GAAP (Generally Accepted Accounting Principles) terms and adjusted measures to the most directly comparable GAAP financial measure.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 3 of 9

During the first quarter, Univision’s blockbuster novela “Al Diablo con Los Guapos” (“Down With the Beautiful”) propelled the network to the #2 spot among all networks in the country during the highly competitive 8:00 p.m. – 9:00 p.m. weeknight hour among Adults 18-34. Univision also broadcast the most-watched “Premio Lo Nuestro” awards show in its history during the quarter, reaching 12 million total viewers and increasing Adult 18-34 viewership 11% over last year. In addition, underscoring the importance of Univision’s weeknight network news to Hispanic Americans, “Noticiero Univision” achieved a record-breaking audience level of 1.3 million Adults 18-49, representing a viewership increase of 5% over first quarter last year while the other major network evening news programs experienced an average decline in viewership of 7%.

Locally, during the 2008 first quarter, Univision stations were ranked as the #1 station in any language in primetime among Adults 18-34 in Los Angeles, Houston, Fresno and Bakersfield. Univision’s primetime novela block outdelivered the competition among Adults 18-49 in Los Angeles, Houston, Fresno and Bakersfield. In total day, Univision stations were ranked as the #1 station in any language in Los Angeles, Houston, Dallas, Fresno, Austin and Bakersfield among Adults 18-34 and in Los Angeles, Houston, Fresno and Bakersfield among Adults 18-49.

TeleFutura Network

TeleFutura continued its viewership growth in the 2008 first quarter, increasing its primetime audience 6% among Adults 18-34 and 3% among Adults 18-49, and its total day audience 13% among Adults 18-34 and 5% among Adults 18-49, compared to first quarter last year. During the first quarter, TeleFutura was the #2 Spanish-language network, behind only Univision, in weekday daytime, weekend daytime, early morning and late fringe among Adults 18-34, Adults 18-49 and Persons 2+. Additionally, TeleFutura’s primetime movie block increased its popularity, growing its audience 11% among Adults 18-34 and 10% among Adults 18-49, compared to first quarter last year.

Locally, during the 2008 first quarter, TeleFutura stations were ranked as the #2 Spanish-language stations in primetime among Adults 18-34 in Chicago, Houston, San Antonio and Sacramento, and among Adults 18-49 in Los Angeles (tie), Chicago, Houston, San Antonio, Sacramento and Tucson (tie). In total day, TeleFutura stations were ranked as the #2 Spanish-language station among Adults 18-34 in Los Angeles, Chicago, Houston, Dallas, San Antonio, Sacramento, Fresno (tie), Austin (tie), Tucson (tie) and Bakersfield, and among Adults 18-49 in Los Angeles, Chicago, Houston, Dallas, San Antonio, Phoenix (tie), Sacramento, Austin (tie), Tucson (tie) and Bakersfield (tie).

Galavisión Network

The Galavisión Network delivered its strongest ever first quarter performance in primetime and total day, achieving audience increases of 14% in primetime and 17% in total day among Adults 18-49 compared to first quarter last year. Galavisión remained the #1 Spanish-language cable network among U.S. Hispanics during the quarter, attracting nearly double the Adult 18-49 audience of its closest competitor among the other individually rated Spanish-language cable networks in primetime.

RADIO HIGHLIGHTS

Univision Radio’s net revenue grew 2.9% in the first quarter of 2008, compared to an average decline of 4.8% in the markets we operate in according to Miller Kaplan. In the Arbitron Winter 2008 book, Univision Radio’s outstanding programming and effective cross promotion with Univision’s local television stations resulted in audience share growth and improvement in rank among Adults 18-34 and Adults 25-54 in key markets. In Los Angeles, Univision Radio maintained its leadership position with KLVE and KSCA ranking as the #1 and #2 stations in the market respectively, among Adults 25-54. Univision Radio’s New York station cluster posted notable audience share increases of 14% among Adults 18-34 and 38% among Adults 25-54, compared to the same period last year.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 4 of 9

In San Francisco, KSOL maintained its #1 ranking in the market among Adults 18-34. Additionally, Univision Radio had the #1 station among Adults 18-34 and Adults 25-54 in Dallas, Phoenix, and Puerto Rico.

INTERNET HIGHLIGHTS

Univision Online unique visits increased by 16% compared to the first quarter last year. In addition, video streams increased 68% in the quarter compared to a year ago, driven by streamlined usage features and the recent launch of the site’s new video portal. During the first quarter, Univision.com announced a partnership with CNET to provide Univision.com users with access to a special mini-site for product reviews, breaking news about technology and original videos to help Spanish-speakers navigate and learn about today’s digital world. Additionally, Univision Online announced a partnership with the National Football League to jointly manage and operate NFLatino.com, powered by Univision.com, the official Spanish-language website of the NFL.

CONFERENCE CALL

Univision will review its quarter-end financial results in a conference call with the investment community on May 16, 2008, at 11 a.m. E.T. To participate in the conference call, please dial 800-289-0741 fifteen minutes prior to the start of the call. The call transcript will also be available on www.univision.net and the replay will be available beginning at 8:00 p.m. on May 16, 2008, through May 23, 2008. To access the playback, please dial (888) 203-1112 (within U.S.) or (719) 457-0820 (outside U.S.) and enter reservation number 4939625.

ABOUT UNIVISION

Univision Communications Inc. is the premier Spanish-language media company in the United States. Its operations include Univision Network, the most-watched Spanish-language broadcast television network in the U.S. reaching 97% of U.S. Hispanic Households; TeleFutura Network, a general-interest Spanish-language broadcast television network, which was launched in 2002 and now reaches 85% of U.S. Hispanic Households; Galavisión, the country’s leading Spanish-language cable network; Univision Television Group, which owns and operates 63 television stations in major U.S. Hispanic markets and Puerto Rico; Univision Radio, the leading Spanish-language radio group which owns and/or operates 70 radio stations in 16 of the top 25 U.S. Hispanic markets and 5 stations in Puerto Rico; and Univision Online, the premier Spanish-language Internet destination in the U.S. located at www.univision.com. Univision Communications also has a 50% interest in TuTv, a joint venture formed to broadcast Televisa’s pay television channels in the U.S. Univision Communications has television network operations in Miami and television and radio stations and sales offices in major cities throughout the United States.

For more information, please visit www.univision.net.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 5 of 9

Safe Harbor

This document contains forward-looking statements that involve risks and uncertainties, including those relating to the Company’s future success and growth. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

•	failure to service our debt;

•	risks associated with cancellations, reductions or postponements of advertising;

•	lack of audience acceptance of our content;

•	our reliance on Televisa for a significant amount of our network programming and our pending litigation with Televisa;

•	the dependence of our programming and music businesses on popular acceptance;

•	geographic concentration of the U.S. Hispanic population;

•	piracy of our programming and other content;

•	our ability to respond to rapid changes in technology;

•	changes in U.S. communications laws or other regulations;

•	our failure to reach agreement with cable operators on acceptable “retransmission consent terms” or new laws or regulations that eliminate or limit the scope of “must carry” rights;

•	our inability to realize the full value of our significant goodwill;

•	our inability to realize anticipated cost savings;

•	our inability to implement and upgrade effectively our accounting and operations support systems;

•	our dependence on the performance of our senior executives;

•	possible strikes or other union job actions;

•

our inability to refinance our bank second-lien asset sale bridge loan if we are unable to sell certain non-core television and radio stations, investments and excess real estate for as much as we anticipated;

•	our inability to recover payments under protest and license fee overcharges;

•	our inability to receive incremental amount of estimated rate increases from a satellite television provider; and

•	unanticipated interruption of our broadcasting for any reason, including natural disasters and acts of terrorism.

Actual results may differ materially due to these risks and uncertainties as well as those described in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information contained in this press release.

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 6 of 9

RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION TO NET LOSS

The Company uses the key indicator of adjusted operating income before depreciation and amortization (“OIBDA”) primarily to evaluate the Company’s operating performance and for planning and forecasting future business operations. OIBDA, which is commonly used as a measure of performance for broadcast companies, is used by investors to measure a company’s ability to service debt and other cash needs, and provides investors the opportunity to evaluate the Company’s performance as it is viewed by management. This indicator is presented on an adjusted basis consistent with the definition in our bank credit agreement to exclude certain expenses as noted below.

OIBDA is not, and should not be used as, an indicator of or alternative to operating income (loss) or net loss as reflected in the consolidated financial statements. It is not a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Since the definition of OIBDA may vary among companies and industries it should not be used as a measure of performance among companies.

The table below sets forth a reconciliation of OIBDA to operating income (loss) and to consolidated net loss, which are the most directly comparable GAAP financial measures.

Unaudited

In millions	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
OIBDA	$150.9	$146.8
Depreciation and amortization	28.1	19.9
Merger related expenses	0.5	144.2
Impairment losses	23.1	—
Voluntary contribution per FCC consent decree	—	24.0
Management fee	2.9	—
Share-based compensation expense	1.6	4.9
Televisa litigation costs, payments under protest and other license fee overcharges	8.3	6.5
Restructuring costs	5.6	—
Business optimization expenses	2.2	2.6
Sponsor expenses	1.2	—
Purchase accounting adjustments related to leases	0.4	—

Operating income (loss)	77.0	(55.3)

Other (income) expense:
Interest expense, net	181.8	17.8
Loss on extinguishment of debt	—	1.6
Amortization of deferred financing costs	12.1	0.5
Equity income in unconsolidated subsidiaries and other	(1.1)	(1.1)
Loss on investments	17.2	—

Loss from continuing operations before income taxes	(133.0)	(74.1)
Benefit for income taxes	(33.8)	(5.9)

Loss from continuing operations	(99.2)	(68.2)
Loss from discontinued operations, net of income taxes	(67.0)	1.2

Net loss	$(166.2)	$(67.0)

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 7 of 9

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In millions, except share and per share data)

	March 31, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$127.2	$226.2
Accounts receivable, net	410.2	471.5
Program rights	28.7	24.1
Deferred tax assets	22.0	22.0
Prepaid expenses and other	27.7	28.3
Current assets held for sale	103.4	110.7

Total current assets	719.2	882.8

Property and equipment, net	622.0	664.1
Intangible assets, net	6,933.2	6,925.9
Goodwill	7,288.9	7,277.2
Deferred financing costs, net	245.1	257.2
Program rights and prepayments	37.8	36.7
Investments	190.8	225.8
Other assets	29.7	34.3
Non-current assets held for sale	82.7	153.9

Total assets	$16,149.4	$16,457.9

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$153.2	$180.9
Income taxes payable	3.3	4.0
Accrued interest	103.5	150.2
Accrued license fees	21.3	23.7
Program rights obligations	14.6	13.9
Current portion of long-term debt and capital lease obligations	752.3	250.8
Current liabilities held for sale	62.3	64.3

Total current liabilities	1,110.5	687.8
Long-term debt	9,220.1	9,721.4
Capital lease obligations	41.8	43.1
Program rights obligations	12.2	12.1
Deferred tax liabilities	2,021.2	2,138.8
Other long-term liabilities	364.9	226.8

Total liabilities	12,770.7	12,830.0

Stockholder’s equity:
Common stock, $0.01 par value; 100,000 shares authorized in 2008 and 2007; 1,000 shares issued and outstanding in 2008 and 2007	—	—
Additional paid-in-capital	3,977.1	3,975.5
Accumulated deficit	(414.1)	(247.9)
Accumulated other comprehensive loss	(184.3)	(99.7)

Total stockholder’s equity	3,378.7	3,627.9

Total liabilities and stockholder’s equity	$16,149.4	$16,457.9

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 8 of 9

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in millions)

	Successor	Predecessor
	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
Net revenues	$458.8	$433.7
Direct operating expenses (excluding depreciation and amortization)	171.9	159.5
Selling, general and administrative expenses (excluding depreciation and amortization)	158.2	141.4
Merger related expenses	0.5	144.2
Impairment losses	23.1	—
Voluntary contribution per FCC consent decree	—	24.0
Depreciation and amortization	28.1	19.9

Operating income (loss)	77.0	(55.3)
Other (income) expense:
Interest expense, net	181.8	17.8
Loss on extinguishment of debt	—	1.6
Amortization of deferred financing costs	12.1	0.5
Equity income in unconsolidated subsidiaries and other	(1.1)	(1.1)
Loss on investments	17.2	—

Loss from continuing operations before income taxes	(133.0)	(74.1)
Benefit for income taxes	(33.8)	(5.9)

Loss from continuing operations	(99.2)	(68.2)
(Loss) income from discontinued operations, net of income taxes	(67.0)	1.2

Net loss	$(166.2)	$(67.0)

PRESS RELEASE UNIVISION COMMUNICATIONS INC.	Page 9 of 9

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in millions)

	Successor	Predecessor
	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007
Cash flow from operating activities:
Net loss	$(166.2)	$(67.0)
(Loss) income from discontinued operations	(67.0)	1.2

Loss from continuing operations	(99.2)	(68.2)
Adjustments to reconcile loss from continuing operations to net cash (used in) provided by operating activities:
Depreciation	15.4	19.2
Amortization of intangible assets and deferred financing costs	24.9	1.2
Deferred income taxes	(33.8)	20.5
Loss on investments	17.2	—
Share-based compensation	1.6	36.5
Impairment losses	23.1	—
Other non-cash items	(0.2)	9.3
Changes in assets and liabilities:
Accounts receivable, net	61.3	62.6
Program rights	(5.7)	4.7
Prepaid expenses and other	0.6	(23.4)
Accounts payable and accrued liabilities	(24.5)	91.5
Income taxes payable	(0.7)	(30.0)
Accrued interest	(46.7)	(6.2)
Accrued license fees	(2.1)	1.5
Program rights obligations	0.7	(1.2)

Net cash (used in) provided by operating activities from continuing operations	(68.1)	118.0
Net cash (used in) provided by operating activities from discontinued operations	(10.3)	3.0

Net cash (used in) provided by operating activities	(78.4)	121.0

Cash flows from investing activities:
Acquisitions	(19.0)	—
Proceeds from sale of investments	10.4	—
Capital expenditures	(10.5)	(15.4)
Other, net	—	(0.3)

Net cash used in investing activities from continuing operations	(19.1)	(15.7)
Net cash used in investing activities from discontinued operations	(0.1)	(0.6)

Net cash used in investing activities	(19.2)	(16.3)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	80.0
Repayment of long-term debt and capital lease obligations	(1.4)	(221.2)
Purchases of treasury shares	—	(2.6)
Proceeds from stock options exercised	—	16.7
Income tax benefit from share-based awards	—	3.8
Deferred financing costs	—	(0.1)
Merger related (payments) and receipts	—	235.5

Net cash (used in) provided by financing activities from continuing operations	(1.4)	112.1
Net cash (used in) provided by financing activities from discontinued operations	—	—

Net cash (used in) provided by financing activities	(1.4)	112.1

Net (decrease) increase in cash and cash equivalents	(99.0)	216.8
Cash and cash equivalents, beginning of period	226.2	103.5

Cash and cash equivalents, end of period	$127.2	$320.3

Supplemental disclosure of cash flow information:
Interest paid	$234.9	$22.3

Income taxes paid	$0.3	$0.7